Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reports Second Quarter 2025 Results; On Track to Deliver on 2025 Guidance and Long-Term Targets
Second Quarter 2025 Renewables SBU Adjusted EBITDA Grew 56% Versus Second Quarter 2024

Strategic Accomplishments
•On track to add 3.2 GW of new projects in operation in 2025
◦1.9 GW already completed
◦Remaining 1.3 GW 78% complete
•Since the first quarter call in May, signed or awarded new long-term PPAs for 1.6 GW of solar and wind, all with data center companies
•PPA backlog of 12 GW, including 5.2 GW under construction
•AES Indiana filed a petition for regulatory rate review with the Indiana Utility Regulatory Commission (IURC)

Q2 2025 Financial Highlights
•GAAP Financial Metrics
◦Net Loss of $150 million, compared to Net Income of $153 million in Q2 2024
◦Net Loss Attributable to The AES Corporation of $95 million, compared to Net Income Attributable to The AES Corporation of $276 million in Q2 2024
◦Diluted EPS of ($0.15), compared to $0.39 in Q2 2024
•Non-GAAP Adjusted Financial Metrics
◦Adjusted EBITDA1 of $681 million, compared to $658 million in Q2 2024
◦Adjusted EBITDA with Tax Attributes1,2 of $1,057 million, compared to $849 million in Q2 2024
◦Adjusted EPS3 of $0.51, compared to $0.38 in Q2 2024

Financial Position and Outlook
•Reaffirming 2025 guidance for Adjusted EBITDA1 of $2,650 to $2,850 million
◦Reaffirming annualized growth target of 5% to 7% through 2027, off a base of 2023 guidance
◦Reaffirming expectation for 2025 Adjusted EBITDA with Tax Attributes1,2 of $3,950 to $4,350 million
•Reaffirming 2025 guidance for Adjusted EPS3 of $2.10 to $2.26
◦Reaffirming annualized growth target of 7% to 9% through 2025, off a base of 2020 and 7% to 9% through 2027, off a base of 2023 guidance

ARLINGTON, Va., July 31, 2025 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2025.

"AES is in a uniquely strong position due to our diversified operating portfolio, well-protected 12 GW backlog of signed long-term PPAs, and established domestic supply chain," said Andrés Gluski, AES President and Chief Executive Officer. "With 1.6 GW of signed PPAs with data centers since our first quarter results in May, we are a leader in the fastest growing segment in the market."
1     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
2     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
3     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

"We made excellent progress during the second quarter of 2025, as demonstrated by the robust growth in Adjusted EBITDA at our Renewables SBU, which was 56% higher than in the same period last year," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "Our strong track record with our customers, resilient supply chain strategy, and advanced construction execution enable us to confidently reaffirm both our 2025 guidance and long-term growth rate targets through 2027."

Q2 2025 Financial Results

Second quarter 2025 Net Loss was $150 million, a decrease of $303 million compared to Net Income of $153 million in second quarter 2024, primarily due to higher day-one losses on sales type leases at AES Clean Energy Development4. In addition, Net Income was negatively impacted by higher income tax expense, lower margins from the Energy Infrastructure Strategic Business Unit (SBU) from prior year unrealized derivative gains and higher prior year revenues from the monetization of the Warrior Run coal plant PPA. This decrease was partially offset by the impact of reclassifying Mong Duong from held-for-sale to held and used, and higher contributions from renewables projects placed in service in the current year.

Second quarter 2025 Adjusted EBITDA5 (a non-GAAP financial measure) was $681 million, an increase of $23 million compared to second quarter 2024, driven by higher contributions from the Renewables SBU primarily due to higher revenues from renewables projects placed in service and prior year outages in Colombia. This was partially offset by the sale of AES Brasil, higher prior year revenues from the monetization of the Warrior Run coal plant PPA, and the impact of the sell-down of AES Ohio in the Utilities SBU.

Second quarter 2025 Adjusted EBITDA with Tax Attributes5,6 (a non-GAAP financial measure) was $1,057 million, an increase of $208 million compared to second quarter 2024, due to higher realized tax attributes driven by more projects placed in service and higher income from tax credit transfers, as well as the drivers above.

Second quarter 2025 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.15), a decrease of $0.54 compared to second quarter 2024, mainly driven by higher income tax expense, day-one losses on the commencement of sales-type leases at AES Clean Energy Development, and lower earnings at the Energy Infrastructure SBU primarily due to higher prior year revenues from the monetization of the Warrior Run coal plant PPA. This was partially offset by the derecognition of a valuation allowance on the loan receivable upon reclassifying Mong Duong from held-for-sale to held and used.

Second quarter 2025 Adjusted Earnings Per Share7 (Adjusted EPS, a non-GAAP financial measure) was $0.51, an increase of $0.13 compared to second quarter 2024, mainly driven by a lower adjusted tax rate and higher contributions due to new renewables projects placed in service, partially offset by lower contributions from the Utilities SBU due to planned outages.

Strategic Accomplishments
•The Company's backlog, which consists of projects with signed contracts, but which are not yet operational, is 12 GW, including 5.2 GW under construction. Since the Company's first quarter 2025 earnings call in May 2025, the Company:
◦Completed the construction of 1.2 GW of energy storage and solar, including the 1 GW Bellefield 1 solar-plus-storage facility, for a total of 1.9 GW year-to-date, and is on track to add a total of 3.2 GW to its operating portfolio by year-end 2025; and
4     Losses recognized on the commencement of sales-type leases primarily relate to the exclusion of the value of Investment Tax Credits from the fair value of the renewable asset.
5     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
6     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
7     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

◦Signed or was awarded new long-term PPAs for 1.6 GW of renewables, all with data center companies, and a total of 2 GW year-to-date.
•In June, AES Indiana filed a petition for regulatory rate review with the Indiana Utility Regulatory Commission (IURC).
◦This is AES Indiana's first rate case using a forward-looking test year, which will enable a more efficient investment program to best serve customers with cost-effective and reliable electricity service.

Guidance and Expectations8,10

The Company is reaffirming its 2025 guidance for Adjusted EBITDA8 of $2,650 to $2,850 million. Growth in 2025 is expected to be driven by contributions from new renewables projects, rate base growth at the Company's US utilities, and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run coal plant PPA in 2024 and asset sales.

The Company is reaffirming its expectation for annualized growth in Adjusted EBITDA8 of 5% to 7% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is reaffirming its expectation that 2025 Adjusted EBITDA with Tax Attributes8,9 of $3,950 to $4,350 million.

The Company is reaffirming its 2025 Adjusted EPS10 guidance of $2.10 to $2.26. Growth in 2025 is expected to be primarily driven by contributions from new renewables projects, rate base growth at the Company's US utilities, and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run coal plant PPA in 2024, asset sales, higher Parent interest, and a higher adjusted tax rate.

The Company is reaffirming its annualized growth target for Adjusted EPS10 of 7% to 9% through 2025, from a base year of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS8 of 7% to 9% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company's 2025 guidance is based on foreign currency and commodity forward curves as of June 30, 2025.

The Company expects to maintain its current quarterly dividend payment of $0.17595 going forward.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share, and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, August 1, 2025 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 439668. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”
8     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
9     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
10     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2024 Annual Report on Form 10-K filed March 11, 2025 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except share and per share amounts)
Revenue:
Non-Regulated	$1,922	$2,070	$3,863	$4,302
Regulated	933	872	1,918	1,725
Total revenue	2,855	2,942	5,781	6,027
Cost of Sales:
Non-Regulated	(1,607)	(1,671)	(3,268)	(3,404)
Regulated	(795)	(718)	(1,619)	(1,451)
Total cost of sales	(2,402)	(2,389)	(4,887)	(4,855)
Operating margin	453	553	894	1,172
General and administrative expenses	(49)	(66)	(126)	(141)
Interest expense	(352)	(389)	(694)	(746)
Interest income	70	88	139	193
Loss on extinguishment of debt	(5)	(9)	(13)	(10)
Other expense	(295)	(84)	(347)	(122)
Other income	31	21	38	56
Gain on disposal and sale of business interests	70	1	69	44
Asset impairment reversals (expense)	154	(38)	105	(84)
Foreign currency transaction gains (losses)	(28)	38	(38)	30
Other non-operating expense	(10)	—	(10)	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	39	115	17	392
Income tax benefit (expense)	(167)	35	(184)	51
Net equity in earnings (losses) of affiliates	(22)	3	(56)	(12)
NET INCOME (LOSS)	(150)	153	(223)	431
Less: Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries	55	123	174	277
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(95)	$276	$(49)	$708
Decrease (increase) in redemption value of redeemable stock of subsidiaries	(10)	6	(10)	—
NET INCOME (LOSS) AVAILABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(105)	$282	$(59)	$708
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) AVAILABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.15)	$0.40	$(0.08)	$1.01
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) AVAILABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.15)	$0.39	$(0.08)	$0.99
DILUTED SHARES OUTSTANDING	712	713	712	713

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
REVENUE
Renewables SBU	$644	$619	$1,310	$1,262
Utilities SBU	954	896	1,963	1,769
Energy Infrastructure SBU	1,306	1,462	2,626	3,071
New Energy Technologies SBU	—	—	—	—
Corporate and Other	43	40	79	73
Eliminations	(92)	(75)	(197)	(148)
Total Revenue	$2,855	$2,942	$5,781	$6,027

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2025	December 31, 2024
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,350	$1,524
Restricted cash	763	437
Accounts receivable, net of allowance of $54 and $52, respectively	1,865	1,646
Inventory	647	593
Prepaid expenses	132	157
Other current assets, net of allowance of $2 and $0, respectively	1,532	1,612
Current held-for-sale assets	31	862
Total current assets	6,320	6,831
NONCURRENT ASSETS
Property, plant and equipment, net of accumulated depreciation of $9,311 and $8,701, respectively	34,727	33,166
Investments in and advances to affiliates	1,091	1,124
Debt service reserves and other deposits	88	78
Goodwill	345	345
Other intangible assets, net of accumulated amortization of $472 and $426, respectively	2,050	1,947
Deferred income taxes	402	365
Loan receivable, net of allowance of $20 and $0, respectively	800	—
Other noncurrent assets, net of allowance of $22 and $20, respectively	2,719	2,917
Noncurrent held-for-sale assets	—	633
Total noncurrent assets	42,222	40,575
TOTAL ASSETS	$48,542	$47,406
LIABILITIES, REDEEMABLE STOCK OF SUBSIDIARIES, AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,663	$1,654
Accrued interest	277	256
Accrued non-income taxes	292	249
Supplier financing arrangements	621	917
Accrued and other liabilities	1,109	1,246
Recourse debt	990	899
Non-recourse debt	2,727	2,688
Current held-for-sale liabilities	—	662
Total current liabilities	7,679	8,571
NONCURRENT LIABILITIES
Recourse debt	4,802	4,805
Non-recourse debt	21,752	20,626
Deferred income taxes	1,635	1,490
Other noncurrent liabilities	2,812	2,881
Noncurrent held-for-sale liabilities	—	391
Total noncurrent liabilities	31,001	30,193
Commitments and Contingencies
Redeemable stock of subsidiaries	2,179	938
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 859,711,007 issued and 711,922,815 outstanding at June 30, 2025 and 859,709,987 issued and 711,074,269 outstanding at December 31, 2024)	9	9
Additional paid-in capital	6,070	5,913
Retained earnings (accumulated deficit)	(79)	293
Accumulated other comprehensive loss	(836)	(766)
Treasury stock, at cost (147,788,192 and 148,635,718 shares at June 30, 2025 and December 31, 2024, respectively)	(1,795)	(1,805)
Total AES Corporation stockholders’ equity	3,369	3,644
NONCONTROLLING INTERESTS	4,314	4,060
Total equity	7,683	7,704
TOTAL LIABILITIES, REDEEMABLE STOCK OF SUBSIDIARIES, AND EQUITY	$48,542	$47,406

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(150)	$153	$(223)	$431
Adjustments to net income (loss):
Depreciation, amortization, and accretion of AROs	354	315	691	633
Emissions allowance expense	76	24	178	71
Loss (gain) on realized/unrealized derivatives	86	(64)	71	(137)
Loss on commencement of sales-type leases	199	72	208	67
Gain on disposal and sale of business interests	(70)	(1)	(69)	(44)
Impairment expense (reversals)	(144)	38	(95)	84
Loss on realized/unrealized foreign currency	24	78	24	78
Deferred income tax expense (benefit), net of tax credit transfers allocated to AES	139	36	149	258
Tax credit transfers allocated to noncontrolling interests	212	26	212	26
Other	100	(313)	220	(210)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	125	(7)	26	(239)
(Increase) decrease in inventory	(1)	(41)	(29)	31
(Increase) decrease in prepaid expenses and other current assets	29	94	198	133
(Increase) decrease in other assets	57	138	75	47
Increase (decrease) in accounts payable and other current liabilities	(119)	(75)	(116)	(160)
Increase (decrease) in income tax payables, net and other tax payables	1	(137)	(82)	(464)
Increase (decrease) in other liabilities	58	56	83	74
Net cash provided by operating activities	976	392	1,521	679
INVESTING ACTIVITIES:
Capital expenditures	(1,332)	(1,685)	(2,586)	(3,833)
Acquisitions of business interests, net of cash and restricted cash acquired	(108)	(16)	(112)	(73)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	—	5	11
Sale of short-term investments	19	393	52	534
Purchase of short-term investments	(18)	(460)	(36)	(604)
Contributions and loans to equity affiliates	—	(29)	(1)	(50)
Purchase of emissions allowances	(195)	(35)	(234)	(91)
Other investing	34	(6)	30	(118)
Net cash used in investing activities	(1,600)	(1,838)	(2,882)	(4,224)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	941	2,262	2,128	4,003
Repayments under the revolving credit facilities	(1,947)	(1,545)	(2,398)	(2,582)
Commercial paper borrowings (repayments), net	(188)	(29)	67	690
Issuance of recourse debt	—	950	800	950
Repayments of recourse debt	—	—	(774)	—
Issuance of non-recourse debt	1,039	1,667	2,332	3,798
Repayments of non-recourse debt	(731)	(1,811)	(1,490)	(2,726)
Payments for financing fees	(28)	(44)	(49)	(75)
Purchases under supplier financing arrangements	250	222	567	708
Repayments of obligations under supplier financing arrangements	(234)	(539)	(862)	(1,055)
Distributions to noncontrolling interests	(254)	(105)	(338)	(128)
Contributions from noncontrolling interests	201	71	274	97
Sales to noncontrolling interests	893	198	1,138	323
Issuance of preferred shares in subsidiaries	444	—	452	—
Dividends paid on AES common stock	(125)	(122)	(250)	(238)
Payments for financed capital expenditures	(14)	(12)	(21)	(19)
Other financing	(102)	(10)	(114)	13
Net cash provided by financing activities	145	1,153	1,462	3,759
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(28)	(5)	(43)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	118	(86)	66	(13)
Total increase in cash, cash equivalents and restricted cash	(365)	(407)	162	158
Cash, cash equivalents and restricted cash, beginning	2,566	1,980	2,039	1,990
Cash, cash equivalents and restricted cash, ending	$2,201	$1,573	$2,201	$2,148
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$331	$411	$598	$765
Cash payments for income taxes, net of refunds	74	141	134	209
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash contributions from noncontrolling interests	$212	$25	$254	$25
Receivable for proceeds from the sale of Dominican Republic Renewables	100	—	100	—
Noncash recognition of new operating and financing leases	18	56	78	180
Noncash distributions to noncontrolling interests	45	—	45	—
Initial recognition of contingent consideration for acquisitions	11	5	11	14
Conversion of Corporate Units to shares of common stock	—	—	—	838
Liabilities derecognized upon completion of remaining performance obligation for sale of Warrior Run receivables	—	273	—	273

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

We define EBITDA as earnings before interest income and expense, taxes, depreciation, amortization, and accretion of AROs. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, amortization, and accretion of AROs of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring, and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts. We define Adjusted EBITDA with Tax Attributes as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring initiatives, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Adjusted EBITDA and Adjusted EBITDA with Tax Attributes (in millions)	2025	2024	2025	2024
Net income (loss)	$(150)	$153	$(223)	$431
Income tax expense (benefit)	167	(35)	184	(51)
Interest expense	352	389	694	746
Interest income	(70)	(88)	(139)	(193)
Depreciation, amortization, and accretion of AROs	354	315	691	633
EBITDA	$653	$734	$1,207	$1,566
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(253)	(182)	(387)	(346)
Less: Income tax expense (benefit), interest expense (income) and depreciation, amortization, and accretion of AROs from equity affiliates	45	28	81	62
Interest income recognized under service concession arrangements	14	16	29	33
Unrealized derivatives, equity securities, and financial assets and liabilities losses (gains)	133	(53)	132	(138)
Unrealized foreign currency losses (gains)	4	12	(3)	3
Disposition/acquisition losses	126	62	167	19
Impairment losses (reversals)	(87)	23	(54)	49
Loss on extinguishment of debt and troubled debt restructuring	4	18	12	50
Restructuring costs	42	—	88	—
Adjusted EBITDA (1)	$681	$658	$1,272	$1,298
Tax attributes	376	191	562	419
Adjusted EBITDA with Tax Attributes (2)	$1,057	$849	$1,834	$1,717
_______________________________
(1)         The allocation of earnings and losses to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA. NCI also excludes amounts allocated to preferred shareholders during the construction phase before a project becomes operational, as this is akin to a financing arrangement.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred to third parties. The tax attributes are related to the Renewables and Utilities SBUs.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
We define Adjusted PTC as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring initiatives, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
The Company reported diluted loss per share of $0.15 and $0.08 for the three and six months ended June 30, 2025. The Company reported diluted earnings per share of $0.39 and $0.99 for the three and six months ended June 30, 2024. For purposes of measuring earnings per share under U.S. GAAP, income available to AES common stockholders is reduced by increases in the carrying amount of redeemable stock of subsidiaries to redemption value and increased by decreases in the carrying amount to the extent they represent recoveries of amounts previously reflected in the computation of earnings per share. While the adjustment for the three and six months ended June 30, 2025 decreased earnings per share and the adjustment for the three months ended June 30, 2024 increased earnings per share, neither adjustment impacted Net income on the Condensed Consolidated Statement of Operations. For purposes of computing Adjusted EPS, the Company excluded the adjustment to redemption value from the numerator. The table below reconciles the income available to AES common stockholders used in GAAP diluted earnings per share to the income from continuing operations used in calculating the non-GAAP measure of Adjusted EPS.

Reconciliation of Numerator Used for Adjusted EPS	Three months ended June 30, 2025			Six months ended June 30, 2025
(in millions, except per share data)	Loss	Shares	$ per Share	Loss	Shares	$ per Share
GAAP DILUTED LOSS PER SHARE
Loss available to The AES Corporation common stockholders	$(105)	712	$(0.15)	$(59)	712	$(0.08)
Add back: Adjustment to redemption value of redeemable stock of subsidiaries	10	—	0.02	10	—	0.01
NON-GAAP DILUTED LOSS PER SHARE BEFORE EFFECT OF DILUTIVE SECURITIES	$(95)	712	$(0.13)	$(49)	712	$(0.07)
Restricted stock units	—	2	—	—	1	—
NON-GAAP DILUTED LOSS PER SHARE	$(95)	714	$(0.13)	$(49)	713	$(0.07)

Reconciliation of Numerator Used for Adjusted EPS	Three months ended June 30, 2024			Six months ended June 30, 2024
(in millions, except per share data)	Income	Shares	$ per Share	Income	Shares	$ per Share
GAAP DILUTED EARNINGS PER SHARE
Income available to The AES Corporation common stockholders	$282	713	$0.39	$708	713	$0.99
Add back: Adjustment to redemption value of redeemable stock of subsidiaries	(6)	—	—	—	—	—
NON-GAAP DILUTED EARNINGS PER SHARE	$276	713	$0.39	$708	713	$0.99

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024			Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(95)	$(0.13)		$276	$0.39		$(49)	$(0.07)		$708	$0.99
Add: Income tax expense (benefit) from continuing operations attributable to AES	148			(67)			144			(86)
Pre-tax contribution	$53			$209			$95			$622
Adjustments
Unrealized derivatives, equity securities, and financial assets and liabilities losses (gains)	$133	$0.18	(2)	$(53)	$(0.07)	(3)	$128	$0.19	(4)	$(138)	$(0.19)	(5)
Unrealized foreign currency losses (gains)	4	—		12	0.01		(3)	—		3	—
Disposition/acquisition losses	125	0.18	(6)	62	0.08	(7)	167	0.23	(8)	19	0.03	(9)
Impairment losses (reversals)	(87)	(0.12)	(10)	23	0.03	(11)	(54)	(0.08)	(12)	49	0.08	(13)
Loss on extinguishment of debt and troubled debt restructuring	6	0.01		20	0.03	(14)	16	0.02		54	0.07	(15)
Restructuring costs	42	0.06	(16)	—	—		88	0.12	(17)	—	—
Less: Net income tax expense (benefit)		0.33	(18)		(0.09)	(19)		0.37	(20)		(0.09)	(19)
Adjusted PTC and Adjusted EPS	$276	$0.51		$273	$0.38		$437	$0.78		$609	$0.89
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to remeasurement of our investment in 5B of $48 million, or $0.07 per share, net unrealized derivative losses at the Energy Infrastructure SBU of $38 million, or $0.05 per share, and unrealized derivative losses on commodities at AES Clean Energy of $33 million, or $0.05 per share.
(3)Amount primarily relates to unrealized gains on foreign currency derivatives at Corporate of $34 million, or $0.05 per share, and unrealized gains on cross currency swaps in Brazil of $25 million, or $0.03 per share.
(4)Amount primarily relates to remeasurement of our investment in 5B of $48 million, or $0.07 per share, net unrealized derivative losses at the Energy Infrastructure SBU of $46 million, or $0.06 per share, and unrealized derivative losses on commodities at AES Clean Energy of $17 million, or $0.02 per share.
(5)Amount primarily relates to net unrealized derivative gains at the Energy Infrastructure SBU of $59 million, or $0.08 per share, unrealized gains on foreign currency derivatives at Corporate of $37 million, or $0.05 per share, and unrealized gains on cross currency swaps in Brazil of $28 million, or $0.04 per share.
(6)Amount primarily relates to day-one losses on commencement of sales-type leases at AES Clean Energy Development of $149 million, or $0.21 per share, partially offset by gain on sale of Dominican Republic Renewables of $45 million, or $0.06 per share.
(7)Amount primarily relates to day-one losses at commencement of sales-type leases at AES Renewable Holdings of $63 million, or $0.09 per share.
(8)Amount primarily relates to day-one losses on commencement of sales-type leases at AES Clean Energy Development of $149 million, or $0.21 per share, and AES Renewable Holdings of $9 million, or $0.01 per share, and losses on remeasurement of contingent consideration at AES Clean Energy of $12 million, or $0.02 per share, partially offset by gain on sale of Dominican Republic Renewables of $45 million, or $0.06 per share.
(9)Amount primarily relates to day-one losses at commencement of sales-type leases at AES Renewable Holdings of $63 million, or $0.09 per share, and the loss on partial sale of our ownership interest in Amman East and IPP4 in Jordan of $10 million, or $0.01 per share, partially offset by a gain on dilution of ownership in Uplight due to its acquisition of AutoGrid of $52 million, or $0.07 per share.
(10)Amount primarily relates to the derecognition of the valuation allowance on a loan receivable accounted for under ASC 310 and the elimination of estimated costs to sell at Mong Duong of $127 million, or $0.18 per share, after reclassification to held and used, partially offset by impairments at AES Clean Energy of $29 million, or $0.04 per share.
(11)Amount primarily relates to impairment at AES Brasil of $12 million, or $0.02 per share.
(12)Amount primarily relates to the derecognition of the valuation allowance on a loan receivable accounted for under ASC 310 and the elimination of estimated costs to sell at Mong Duong of $127 million, or $0.18 per share, after reclassification to held and used, partially offset by impairments at AES Clean Energy of $54 million, or $0.08 per share, and at Mong Duong of $9 million, or $0.01 per share.
(13)Amount primarily relates to impairment at Mong Duong of $22 million, or $0.03 per share, and impairment at AES Brasil of $12 million, or $0.02 per share.
(14)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $16 million, or $0.02 per share.
(15)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt $29 million, or $0.04 per share, and costs incurred due to troubled debt restructuring at Puerto Rico of $20 million, or $0.03 per share.
(16)Amount primarily relates to impairments at AES Clean Energy Development that were the result of the Company-wide restructuring program of $38 million, or $0.05 per share.
(17)Amount primarily relates to severance costs associated with the Company-wide restructuring program of $50 million, or $0.07 per share, and impairments at AES Clean Energy Development that were the result of the Company’s restructuring program of $38 million, or $0.05 per share.
(18)Amount primarily relates to income tax expense associated with the day-one losses on commencement of sales-type leases at AES Clean Energy Development of $95 million, or $0.13 per share, impairments at AES Clean Energy Development of $50 million, or $0.07 per share, remeasurement and downward adjustment of our investment in 5B of $28 million, or $0.04 per share, the selldown of AES Ohio of $13 million, or $0.02 per share, and net unrealized derivative losses at Integrated Energy of $18 million, or $0.03 per share.
(19)Amount primarily relates to income tax benefits associated with the tax over book investment basis differences related to the AES Brasil held-for-sale classification of $59 million, or $0.08 per share, for the three and six months ended June 30, 2024.
(20)Amount primarily relates to income tax expense associated with the day-one losses on commencement of sales-type leases at AES Clean Energy Development of $95 million, or $0.13 per share, impairments at AES Clean Energy Development of $57 million, or $0.08 per share, severance costs related to the Company-wide restructuring program of $23 million, or $0.03 per share, remeasurement and downward adjustment of our investment in 5B of $28 million, or $0.04 per share, net unrealized derivative losses at Integrated Energy of $19 million, or $0.03 per share, and the selldown of AES Ohio of $13 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,706	$1,447	$1,603	$1,424
Returns of capital distributions to Parent & QHCs	75	32	30	80
Total subsidiary distributions & returns of capital to Parent	$1,781	$1,479	$1,633	$1,504
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$557	$230	$715	$204
Returns of capital distributions to Parent & QHCs	44	3	28	—
Total subsidiary distributions & returns of capital to Parent	$601	$233	$743	$204

(in millions)	Balance at
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Parent Company Liquidity(2)	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$9	$151	$265	$6
Availability under credit facilities	2,185	1,526	1,782	335
Ending liquidity	$2,194	$1,677	$2,047	$341

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.